                                                                    EXHIBIT 21.1
                           SUBSIDIARIES OF THE COMPANY


NAME                                   JURISDICTION OF INCORPORATION     PERCENT OWNERSHIP
----                                   -----------------------------     -----------------
Launch Networks, Inc.                        Delaware                           100%
SW Holdings, Inc.                            Delaware                           100%
National Video Subscriptions, Inc.           California                         100%


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